Exhibit 10.85
AMENDMENT NO. 1
TO THE
PATRIOT RISK MANAGEMENT, INC. 2010 STOCK INCENTIVE PLAN
RESOLVED, that Sections 5(a) and (b) of the Patriot Risk Management, Inc. 2008 Stock Incentive Plan be and they hereby are revised to read as follows:
(a) General Limitations. Subject to adjustment as provided in Section 17 of the Plan, the maximum number of Shares reserved for issuance in connection with Awards under the Plan is 2,620,130 Shares. Subject to adjustment as provided in Section 17 of the Plan, the maximum number of Shares reserved for issuance as Incentive Stock Options under the Plan is 2,620,130 Shares.
(b) Individual Limitations. Subject to adjustment as provided in Section 17 of the Plan:
(i)	the maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any individual during any one calendar year is 1,500,000 Shares; and

(ii)	in no event may Qualified Performance-Based Awards be granted to a single Participant in any 12-month period (i) in respect of more than 1,500,000 Shares (if the Award is denominated in Shares) or (ii) having a maximum payment with a value greater than $1,000,000 (if the Award is denominated in other than Shares).